UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUNSTONE HOTEL INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-1296886
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

903 Calle Amanecer, Suite 100

San Clemente, California 92673

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-117141

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.01 per share, of Sunstone Hotel Investors, Inc. (the “Registrant”) to be registered hereunder is contained in the sections entitled “Description of Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s registration statement on Form S-11, as amended (File No. 333-117141) originally filed on July 2, 2004 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2.	Exhibits

3.1	Form of Articles of Amendment and Restatement of Sunstone Hotel Investors, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-11, as amended (No. 333-117141).

3.2	Form of Bylaws of Sunstone Hotel Investors, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-11, as amended (No. 333-117141).

4.1	Specimen Certificate of Common Stock of Sunstone Hotel Investors, Inc., incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-11, as amended (No. 333-117141).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 7, 2004	SUNSTONE HOTEL INVESTORS, INC.

	By:	/s/ JON D. KLINE
	Name:	Jon D. Kline
	Title:	Executive Vice President and Chief Financial Officer